Exhibit 10.3

AMENDMENT NO. 2

TO AMENDED AND RESTATED STOCK ISSUANCE AGREEMENT

RADIUS HEALTH, INC., a Delaware corporation (“Radius”), and NORDIC BIOSCIENCE CLINICAL DEVELOPMENT VII A/S, a Danish corporation (“NB”), are parties to that certain Amended and Restated Stock Issuance Agreement dated as of May 16, 2011 (as amended, the “Agreement”). Pursuant to Section 8.3(b) of the Agreement, Radius and NB wish to enter into this Amendment No. 2 to the Agreement (“Amendment No. 2”) effective as of March 28, 2014 (“Amendment Date”).  Capitalized terms used in this Amendment No. 2 and not defined herein shall have the meanings ascribed to them in the Agreement.

Background

Firstly, Radius and NB are, effective as of the Amendment Date, entering into an Amendment No. 1 to Work Statement NB-3 (“Work Statement NB-3”) under the Clinical Trial Services Agreement dated as of March 29, 2011 (the “CTS Agreement”).  Pursuant to Amendment No. 1 to Work Statement NB-3, NB has agreed to perform certain services relating to a Period 2 extension of the Phase III clinical study of the subcutaneous injection form of abaloparatide (formerly, BA058) for an additional eighteen months of standard-of-care osteoporosis treatment in return for certain payments by Radius in the form of cash and equity. Radius, in consideration of the activities of NB pursuant to the CTS Agreement and Work Statement NB-1 under the CTS Agreement (“Work Statement NB-1”) has previously sold to NB 6,443 shares of Series A-5 Convertible Preferred Stock, par value $0.0001 per share, of Radius (the “Series A-5 Preferred Stock”), which shares entitle NB, as the holder thereof, to receive stock dividends payable in shares of Series A-6 Convertible Preferred Stock, par value $0.0001 per share, of Radius (the “Series A-6 Preferred Stock”) or (in the event that the Series A-5 Preferred Stock is converted and stock dividends are no longer payable) to receive payment in shares of another class or series of capital stock of Radius or any other Person, in each case, having an aggregate value of up to: (i) an additional €36,814,531 in respect of services performed by NB pursuant to Work Statement NB-1; (ii) an aggregate value of up to $2,919,945 in respect of services performed by NB pursuant to Work Statement NB-2 under the CTS Agreement (“Work Statement NB-2”); and (iii) an aggregate value of up to €4,519,863 and $310,000 in respect of services performed by NB pursuant to Work Statement NB-3, as calculated on the date that such stock dividends or other payments accrue.  The parties now wish to amend the Agreement to provide for additional stock dividends payable in shares of Series A-6 Preferred Stock or (in the event that the Series A-5 Preferred Stock is converted and stock dividends are no longer payable) to receive payment in shares of another class or series of capital stock of Radius or any other Person, in each case, as follows:

(A)       having an aggregate value of up to €2,967,638 and $527,740 in respect of services performed by NB pursuant to Amendment No. 1 to Work Statement NB-3 (as calculated on the date that such stock dividends or other payments accrue); and

(B)       having an aggregate value of up to $5,000,000 for the Performance Incentive Bonus Program described in Amendment No. 4 to Work Statement NB-1 (the “PIBP”) in relation to timely completion of activities by NB related to the Phase III clinical study of the subcutaneous injection form of abaloparatide pursuant to Amendment No. 4 to Work Statement NB-1 (as calculated on the date that such stock dividends or other payments accrue should there be no underwritten initial public offering of shares of Radius’ common stock (an “IPO”) that is consummated prior to May 31, 2014 and any payments under the PIBP are paid as part of the Bonus Equity Payment Amount rather than cash).

Secondly, in anticipation of a possible IPO the parties wish to modify the payment terms under the Agreement by (i) the immediate payment of certain stock dividends payable to NB in shares of Series A-6 Preferred Stock that would have accrued during 2014; and (ii) the conversion of the right to receive an aggregate value of stock dividends beyond 2014 into the right to receive a substitute cash payment upon certain conditions.

Thirdly, the parties wish to modify the method of calculation of the number of Bonus Shares that accrue in any calendar quarter in the form of stock dividends accruing on the number of shares of Series A-5 Preferred Stock issued and outstanding as of an applicable Accrual Date to not round down in performing such calculation to a whole number less than one for any Work Statement.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereby agree as follows:

1. Series A-5 Preferred Stock Purchase Price Per Share.  It is understood and agreed that on the Amendment Date the “Series A-5 Purchase Price Per Share” is $81.42, and this value shall be used with respect to calculation of Bonus Shares in respect of Services provided pursuant to Amendment No. 1 of Work Statement NB-3 and the Performance Incentive Bonus Shares.

2.  Definition of Bonus Equity Payment Amount.  The definition of “Bonus Equity Payment Amount” in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Bonus Equity Payment Amount” means the sum of (i) €36,814,531, which represents the maximum portion of the fees and expenses payable to NB in connection with all services rendered by, or on behalf of NB, pursuant to the CTS Agreement and Work Statement NB-1 under the CTS Agreement that NB has agreed Radius may satisfy by issuing the Bonus Shares pursuant to, and in accordance with, the provisions of this Agreement, (ii) $2,919,945, which represents the maximum portion of the fees and expenses payable to NB in connection with all services rendered by, or on behalf of NB, pursuant to the CTS Agreement and Work Statement NB-2 under the CTS Agreement that NB has agreed Radius may satisfy by issuing the Bonus Shares pursuant to, and in accordance with, the provisions of this Agreement and (iii) €7,487,501 and $837,740, which amounts represent the maximum portion of the fees and expenses payable to NB in connection with all services rendered by, or on behalf of NB, pursuant to the CTS Agreement and Work Statement NB-3 under the CTS Agreement that NB has agreed Radius may satisfy by issuing the Bonus Shares pursuant to, and in accordance with, the provisions of this Agreement; provided, however, that such amount may be increased as necessary to account for any amounts payable in Bonus Shares pursuant to the terms of the Performance Incentive Bonus Program described in Amendment No. 4 to Work Statement NB-1 (the “PIBP”).”

3.  Bonus Shares in Respect of Amendment No. 1 to Work Statement NB-3.  Section 3.1 of the Agreement is hereby amended to add a new Section 3.1(a3) to follow Section 3.1(a2) and to read in full as follows:

“3.1(a3)  Subject to the terms and conditions of this Agreement (including the limitations set forth in Section 3.4), NB shall be entitled to receive stock dividends in respect of the Services it provides pursuant to Amendment No. 1 to Work Statement NB-3, payable in shares of Series A-6 Preferred Stock in accordance with the provisions of this Section 3.1, having an aggregate value (determined as provided in this Section 3.1) of up to €2,967,638 and $527,740 as calculated on the date that such stock dividends accrue in accordance with this Section 3.1.  Accordingly, subject to the terms and conditions of this Agreement (including the limitations set forth in Section 3.4), on each Accrual Date during the calendar quarters that the Project Committee has determined it will take to complete the clinical study that is the subject of Work Statement NB-3 and lock the study database and transfer the study database to Radius in its then most recent determination delivered in accordance with Section 3.1(b), beginning with the Accrual Date that occurs in the second calendar quarter of 2013, each outstanding share of Series A-5 Preferred Stock shall accrue, as a stock dividend, a number of shares of Series A-6 Preferred Stock having a value (determined as provided further below in this Section 3.1) equal to (x) the U.S. dollar equivalent of €2,967,638 (converted from euro to dollars in accordance with the provisions set forth in Section 3(b)) and $527,740 minus the aggregate value of any prior stock dividends that accrue pursuant to this Section 3.1(a3)(with such aggregate value of such prior stock dividends being determined as of the applicable prior Accrual Date) divided by (y) the number of calendar quarters the Project Committee has determined it will take to complete the clinical study that is the subject of Work Statement NB-3 and lock the study database and transfer the study database to Radius in its then most recent determination delivered in accordance with Section 3.1(b).”

4.  Performance Incentive Bonus Shares in Respect of Amendment No. 4 to Work Statement NB-1.  Section 3.1 of the Agreement is hereby amended to add a new Section 3.1(a4) to follow Section 3.1(a3) and to read in full as follows:

“3.1(a4)  Subject to the terms and conditions of this Agreement (including the limitations set forth in Section 3.4), in the event that no underwritten initial public offering of shares of Radius’ common stock (an “IPO”) has occurred prior to May 31, 2014 and any payments under the PIBP are accordingly to be made as part of the Bonus Equity Payment Amount rather than in cash pursuant to the terms of Amendment No. 4 to Work Statement NB-1, NB shall be entitled to receive stock dividends in respect of any amounts due under the PIBP pursuant to Amendment No. 4 to Work Statement NB-1, payable in shares of Series A-6 Preferred Stock in accordance with the provisions of this Section 3.1, having an aggregate value (determined as provided in this Section 3.1) of up to $5,000,000 as calculated on the date that such stock dividends accrue in accordance with this Section 3.1.”

5.  Modification of Payment Terms.  Section 3.1 of the Agreement is hereby amended to add a new Section 3.1(a5) to follow Section 3.1(a4) and to read in full as follows:

“3.1(a5) As soon as reasonably practical after execution of this Amendment No. 2 and subject to the terms and conditions of this Agreement (including the limitations set forth in Section 3.4), Radius shall declare a stock dividend of 29 shares of Series A-6 Preferred Stock for each Series A-5 Preferred Share held by NB for a total of 186,847 shares of Series A-6 Preferred Stock in full satisfaction of all stock dividends payable in 2014 under this Agreement in relation to Work Statement NB-1 and Work Statement NB-3, excluding the PIBP under Section 3.1(a4). Furthermore, in the event an IPO occurs prior to May 31, 2014, the balance owed in relation to Work Statement NB-1 and Work Statement NB-3 for all periods of time after 2014, excluding the PIBP, shall be converted into the right to receive a total cash payment of $4,300,000 payable in ten equal monthly instalments of $430,000 beginning on March 31, 2015.  For purposes of clarification, from and after the consummation of an IPO, any and all consideration to be paid to Nordic pursuant to this Agreement shall be paid in cash.

6.  Calculation of Bonus Shares in the form of stock dividends.  Section 3.1 of the Agreement is hereby amended to replace Section 3.1(b) thereof with a new Section 3.1(b) to read in full as follows:

“(b) When calculating the aggregate number of Bonus Shares accruing in each calendar quarter, Radius shall convert the portion of €36,814,531 to accrue in such calendar quarter into U.S. Dollars using the simple average of the exchange rate for buying U.S. Dollars with EUROS set forth in The Wall Street Journal(Online Edition) Market Data Center at http://online.wsj.com/mdc/public/page/marketsdata.html for all Mondays in such calendar quarter.  Radius shall then calculate the aggregate number of Bonus Shares accrued in such calendar quarter by dividing (x) the U.S. Dollar equivalent (determined in accordance with the provisions set forth in the preceding sentence) of the Applicable Quarterly Amount, by (y) the Fair Market Value as of the applicable Accrual Date, and rounding down the resulting quotient to the nearest whole number.  In the event that the Bonus Shares that accrue in any calendar quarter are in the form of stock dividends accruing on the shares of Series A-5 Preferred Stock that are outstanding on the Accrual Date applicable to such calendar quarter, the number of Bonus Shares accruing in such calendar quarter with respect to each share of Series A-5 Preferred Stock outstanding on the applicable Accrual Date shall be equal to the quotient (rounded down to the nearest whole number but not less than one for each applicable Work Statement) obtained by dividing (i) the number of Bonus Shares that accrue on such applicable Accrual Date by (ii) the total number of shares of Series A-5 Preferred Stock issued and outstanding as of such applicable Accrual Date.”

7.  Tax Withholding.  Section 8 of the Agreement is hereby amended to add a new Section 8.13 to follow Section 8.12 and to read in full as follows:

“Radius shall be entitled to deduct and withhold from any consideration or other payment payable pursuant to this Agreement to NB such amounts as are required to be deducted or withheld therefrom under any applicable legal requirement.  To the extent that amounts are deducted or withheld for any required withholding, such amounts shall be treated for all purposes hereunder as having been paid to NB.  NB hereby agrees that it will timely pay all taxes and fees upon the income and other compensation it has earned from Radius, and will indemnify and hold Radius harmless against the claims of any governmental taxing authority made in connection with the revenue and other compensation derived by NB under this Agreement.”

8. Representations and Warranties of Radius. Sections 4.1-4.5 of the Agreement shall not apply to the transactions contemplated by this Amendment No. 2.  Sections 4.6-4.8 of the Agreement shall apply to the transactions contemplated by this Amendment No. 2.  Radius hereby confirms that the representation and warranties of Radius set forth in Sections 4.6-4.8 of the Agreement are true and correct in all material respects and that all conditions required to be performed by Radius under the terms of the Agreement prior to or on the Amendment Date have been performed.

9.  Representations and Warranties of NB.   Sections 5.1-5.8 of the Agreement shall apply to the transactions contemplated by this Amendment No. 2 and the Bonus Shares to be issued to NB pursuant to this Amendment No. 2.  NB hereby confirms that the representations and warranties of NB set forth in Sections 5.1-5.8 of the Agreement are true and correct in all material respects on the Amendment Date.

10.  Closing Conditions of NB.  NB’s obligation to enter into this Amendment No. 2 on the Amendment Date is subject to the fulfillment on or before the Amendment Date of each of the following conditions, unless waived by NB:

10.1  Representations and Warranties.  The representations and warranties made by Radius in Section 4 shall be true and correct in all material respects as of the Amendment Date.

10.2  Covenants.  All covenants, agreements and conditions contained in this Amendment No. 2 to be performed by Radius on or prior to the Amendment Date shall have been performed or complied with in all material respects as of the Amendment Date.

11.  Closing Conditions of Radius.  Radius’ obligation to enter into this Amendment No. 2 on the Amendment Date is subject to the fulfillment on or before the Amendment Date of the following conditions, unless waived by Radius:

11.1  Representations and Warranties.  The representations and warranties made by NB in Section 5 shall be true and correct in all material respects as of the Amendment Date.

11.2  Covenants.  All covenants, agreements and conditions contained in this Amendment No. 2 to be performed by NB on or prior to the Amendment Date shall have been performed or complied with in all material respects as of the Amendment Date.

11.3  Securities Laws.  Prior to the Amendment Date, Radius shall be satisfied that the offer and sale of the Bonus Shares pursuant to this Amendment No. 2 shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by Radius of all necessary blue sky law permits and qualifications required by any state, if any).

12.  Ratification.  Except to the extent expressly amended by this Amendment No. 2, all of the terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.  The term “Agreement”, as used in the Agreement, shall henceforth be deemed to be a reference to the Agreement as amended to date, including by this Amendment No. 2.

13.  General.  This Amendment No. 2 may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument.

14.  Applicable Law. This Amendment No. 2 shall be governed by, subject to, and construed in accordance with the substantive laws of Massachusetts without regard for any choice or conflict of laws rule or provision that would result in the application of the substantive law of any other jurisdiction.

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IN WITNESS WHEREOF the parties have caused this Amendment No. 2 to be executed on their behalf by their duly authorized representatives as of the Amendment Date.

RADIUS HEALTH, INC.	NORDIC BIOSCIENCE CLINICAL DEVELOPMENT VII A/S

/s/ Robert E. Ward	/s/ Thomas Nielson
By: Robert E. Ward	By: Thomas Nielson
Title: President and CEO	Title: CFO

Notice Address	Notice Address
Radius Health, Inc.	Nordic Bioscience Clinical Development VII A/S
201 Broadway, 6th Floor	Herlev Hovedgade 207
Cambridge, MA 02139	2730 Herlev
USA	Denmark
Attn: President	Attn: Clinical Trial Leader & Medical Advisor /
Clinical Studies
Phone: 01.617.444.1834	Phone: 45.4452.5251
Fax: 01.617.551.4701	Fax: 45.4452.5251